EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary (1)(2)(3)	State or Country of Organization

1015 Third Avenue Parking Corporation	Washington
CV Houston, LLP	Texas
CV Miami, LLC (15)	Florida
ECI Taiwan Co., Ltd.	Taiwan
ECMS Ltd.	Mauritius
EI Freight (Argentina) S.A.	Argentina
EI Freight (Micronesia), Inc.	Saipan
EI Freight (Taiwan) Ltd.	Taiwan
EI Freight (U.S.A.), Inc.	Illinois
EI Freight Forwarding Co. Ltd. (12)	Vietnam
EI Logistics Ltd.	Mauritius
EI Holdings, Ltd. (6)	Thailand
EIF SDN. BHD. (7)	Malaysia
Expeditors (Asia) Holding Co. Pte. Ltd.	Singapore
Expeditors (Bangladesh), Ltd.	Bangladesh
Expeditors (China) Investment Co. Pte. Ltd. (9)	Singapore
Expeditors (Malaysia) Sdn. Bhd. (5)	Malaysia
Expeditors (Portugal) Transitarios Internacionais Lda.	Portugal
Expeditors (Singapore) Private Limited	Singapore
Expeditors (Thailand) Ltd. (4)	Thailand
Expeditors Argentina S.A.	Argentina
Expeditors Assurance of Vermont, Inc.	Vermont
Expeditors Cambodia Ltd. (5)	Cambodia
Expeditors Canada, Inc.	Canada
Expeditors Cargo Insurance Brokers, Inc.	Washington
Expeditors Chile Transportes Internacionales Limitada	Chile
Expeditors de Colombia S.A. (11)	Colombia
Expeditors Dubai	Dubai
Expeditors Egypt	Egypt
Expeditors Finland Oy	Finland
Expeditors Guatemala S.A.	Guatemala
Expeditors Hawthorne LLC	Delaware
Expeditors Hong Kong Limited (5)	Hong Kong
Expeditors Hungary Kft.	Hungary
Expeditors Internacionales De Costa Rica, S.A.	Costa Rica
Expeditors International AS (8)	Turkey
Expeditors International (Hellas) S.A.	Greece
Expeditors International (India) Pvt. Ltd.	India
Expeditors International-Jordan	Jordan
Expeditors International (Kuwait) (10)	Kuwait
Expeditors International (Mauritius) Ltd.	Mauritius
Expeditors International (NZ) Ltd.	New Zealand
Expeditors International (Puerto Rico) Inc.	Puerto Rico
Expeditors International (s.a.l.)	Lebanon
Expeditors International (Switzerland) Sagl	Switzerland
Expeditors International (UK) Limited	England
Expeditors International — Lebanon (s.a.l.) (8)	Lebanon
Expeditors International B.V.	Netherlands
Expeditors International CR s.r.o.	Czech Republic
Expeditors International Cargo Co. Ltd.	Saudi Arabia
Expeditors International de Mexico, S.A. de C.V.	Mexico
Expeditors International do Brasil Ltda.	Brazil
Expeditors International España, S.A.	Spain
Expeditors International France, SAS	France
Expeditors International GmbH	Germany
Expeditors International Italia S.r.l.	Italy
Expeditors International N.V.	Belgium
Expeditors International Ocean, Inc.	Delaware
Expeditors International Pakistan Pvt. Ltd. (14)	Pakistan
Expeditors International Pty. Limited	Australia
Expeditors International SA (Proprietary) Limited	South Africa
Expeditors International Sverige AB	Sweden
Expeditors Investment (Private) Ltd.	Sri Lanka
Expeditors Ireland Limited	Ireland

Expeditors Japan KK	Japan
Expeditors Korea Ltd.	South Korea
Expeditors Lanka (Pvt) Ltd. (13)	Sri Lanka
Expeditors Macau Company Limited	Macau
Expeditors Madagascar Sarl	Madagascar
Expeditors Mar y Tierra	Costa Rica
Expeditors Overseas Management (Jersey) Limited	Channel Islands
Expeditors Peru S.A.C.	Peru
Expeditors Philippines, Inc.	Philippines
Expeditors Polska Sp. z o. o.	Poland
Expeditors Qatar LLC	Qatar
Expeditors Speditions GmbH	Austria
Expeditors TradeWin, LLC	Washington
Expeditors Transportes de Venezuela, C.A.	Venezuela
IAC San Francisco LLC	Delaware
Li Kang Logistics (16)	Hong Kong
P.T. Expeditors Indonesia	Indonesia
P.T. Lancar Utama Tatnusa	Indonesia
P.T. Lancarpratma Intercargo	Indonesia
Roger Avenue LLC	Delaware

(1)                                  For purposes of this list, if the Company owns directly or indirectly a controlling interest in the voting securities of any entity or if the Company has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, the Company has 100% controlling interest in subsidiary operations.  With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Company’s ownership percentage.

(2)                                  Except as otherwise noted, each subsidiary does business in its own name and in the name of the Company.

(3)                                  The names of other subsidiaries have been omitted from the above list since considered in the aggregate; they would not constitute a significant subsidiary.

(4)                                  Dual ownership of the 100%, 49% is owned by the Company and 51% is owned by EI Holdings, Ltd.

(5)                                  Second tier subsidiary.

(6)                                  Dual ownership of the 100%, 56% is owned by the Company and 44% is owned by Expeditors (Thailand) Ltd.

(7)                                  Dual ownership of the 100%, 53.33% is owned by the Company and 46.67% is owned by Expeditors (Malaysia) Sdn. Bhd.

(8)                                  Company has 75% controlling interest in subsidiary.

(9)                                  Operates in Beijing as Beijing Kang Jie Kong International Cargo Agent Co., Ltd./E.I., and in Shanghai as EI Freight (Co.) Ltd.

(10)                            Company has 61% controlling interest in subsidiary.

(11)                            Company has 51% controlling interest in subsidiary.

(12)                            Company has 50% interest via a second tier subsidiary.

(13)                            Dual ownership of the 100%, 40% is owned by the Company and 60% is owned by Expeditors Investment (Private) Ltd.

(14)                            Company has 80% controlling interest in subsidiary.

(15)                            Company has 50% controlling interest in subsidiary.

(16)                            Company has 80% controlling interest in subsidiary.